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                                                                    Exhibit 23.0





                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-09245, No. 33-09248, No. 33-19833, No. 33-31115,
No. 33-68112, No 33-83092 and No. 33-83094) of our report dated January 31, 1996 appearing on page 41 of the 1995 Annual Report to Stockholders of Trenwick Group Inc., which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report dated January 31, 1996 on the Financial Statement Schedules, which appears on page S-3 of this Form 10-K.





Price Waterhouse LLP


New York, New York
March 29, 1996